UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 11, 2011, State Street Corporation (the “Company”) issued $500.1 million aggregate principal amount of 4.956% Junior Subordinated Debentures due 2018 (the “Junior Subordinated Debentures”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-157882) and a related preliminary prospectus supplement and prospectus supplement, each as filed with the Securities and Exchange Commission. In connection with the issuance of the Junior Subordinated Debentures, the Company entered into the First Amendment to the Third Supplemental Indenture dated as of February 11, 2011 (the “Supplemental Indenture Amendment”) with U.S. Bank National Association, as trustee. The Junior Subordinated Debentures were sold pursuant to the terms of an Underwriting Agreement dated as of February 2, 2011 (the “Underwriting Agreement”), among the Company and Goldman, Sachs & Co., as underwriter. The Supplemental Indenture Amendment is filed as Exhibit 4.1 hereto. The Underwriting Agreement has been included as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on February 7, 2011. The above descriptions of the Supplemental Indenture Amendment and the Underwriting Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	First Amendment to the Third Supplemental Indenture dated as of February 11, 2011, between State Street Corporation and U.S. Bank National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

Date: February 11, 2011	By:	/s/ David C. Phelan
	Name:	David C. Phelan Executive Vice President and General Counsel
Title:

Exhibit Index

Exhibit No.	Description

4.1	First Amendment to the Third Supplemental Indenture dated as of February 11, 2011, between State Street Corporation and U.S. Bank National Association, as trustee